                                                                    Exhibit 20.1


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                    Chase Manhattan Auto Owner Trust 1998-B

                         Statement to Certificateholders

                                October 15, 1999
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

--------------------------------------------------------------------------------------------------------------------
                                             DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------
           ORIGINAL          PRIOR                                                                          CURRENT
             FACE           PRINCIPAL                                               REALIZED DEFERRED      PRINCIPAL
  CLASS      VALUE           BALANCE        PRINCIPAL       INTEREST        TOTAL    LOSSES  INTEREST       BALANCE
--------------------------------------------------------------------------------------------------------------------
   A1     250,000,000.00            0.00           0.00          0.00           0.00   0.00    0.00             0.00
   A2     200,000,000.00            0.00           0.00          0.00           0.00   0.00    0.00             0.00
   A3     321,000,000.00  276,754,100.11  23,932,658.90  1,326,113.40  25,258,772.30   0.00    0.00   252,821,441.21
   A4     282,800,000.00  282,800,000.00           0.00  1,366,866.67   1,366,866.67   0.00    0.00   282,800,000.00
   B1      32,604,142.65   32,604,142.65           0.00    164,379.22     164,379.22   0.00    0.00    32,604,142.65
--------------------------------------------------------------------------------------------------------------------
 TOTALS 1,086,404,142.65  592,158,242.76  23,932,658.90  2,857,359.29  26,790,018.19   0.00    0.00   568,225,583.86
--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------  ---------------------

             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                      PASS-THROUGH RATES
----------------------------------------------------------------------------  ---------------------
            PRIOR                                                 CURRENT                CURRENT
          PRINCIPAL                                              PRINCIPAL      CLASS   PASS-THRU
 CLASS      FACTOR       PRINCIPAL    INTEREST      TOTAL         FACTOR                  RATE
----------------------------------------------------------------------------  ---------------------
   A1       0.00000000   0.00000000  0.00000000   0.00000000      0.00000000      A1    5.578000 %
   A2       0.00000000   0.00000000  0.00000000   0.00000000      0.00000000      A2    5.729000 %
   A3     862.16230564  74.55656978  4.13119439  78.68776417    787.60573586      A3    5.750000 %
   A4   1,000.00000000   0.00000000  4.83333335   4.83333335  1,000.00000000      A4    5.800000 %
   B1   1,000.00000000   0.00000000  5.04166669   5.04166669  1,000.00000000      B1    6.050000 %
----------------------------------------------------------------------------  ---------------------
 TOTALS   545.06257802  22.02924120  2.63010714  24.65934834    523.03333682
----------------------------------------------------------------------------



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   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                        THE ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com
--------------------------------------------------------------------------------

 [Image]                        (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1998-B

                                October 15, 1999

                         STATEMENT TO CERTIFICATEHOLDERS

                                       Due Period                                     18

                                       Due Period Beginning Date                 09/01/99

                                       Due Period End Date                       09/30/99

                                       Determination Date                        10/08/99


 Section 5.8(iii)  Servicing Fee                                               493,465.20

 Section 5.8(iii)  Servicing Fee per $1000                                     0.45421881

 Section 5.8(iv)   Administration Fee                                            1,000.00

 Section 5.8(iv)   Administration Fee per $1000                                0.00092047

 Section 5.8(vi)   Pool Balance at the end of the Collection Period        568,225,583.86

 Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable

                   By Seller                                                         0.00

                   By Servicer                                                  71,076.15

                   TOTAL                                                        71,076.15

 Section 5.8(viii) Realized Net Losses for Collection Period                   477,742.61

 Section 5.8(ix)   Reserve Account Balance after Disbursement               17,046,767.52

 Section 5.8(x)    Specified Reserve Account Balance                        17,046,767.52

 Section 5.8(xi)   Total Distribution Amount                                27,923,505.14

                   Servicing Fee                                               493,465.20

                   Administration Fee                                            1,000.00

                   Noteholders Distribution Amount                          26,625,638.97

                   Certficateholders Distribution Amount                       164,379.22

                   Deposit to Reserve Account                                  639,021.75


 [Image]                        (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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